UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2018
ZAGG INC
(Exact name of registrant as specified in its charter)

Delaware	001-34528	20-2559624

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 West Legacy Center Way, Suite 500 Midvale, Utah 84047

(Address of principal executive offices; zip code)

(801) 263-0699
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
At the annual meeting of stockholders of ZAGG Inc (the “Company”) held on June 14, 2018, in an uncontested election of directors, E. Todd Heiner did not receive more votes in favor of his re-election to the Company’s Board of Directors (the “Board”) than "withheld" votes. On June 18, 2018, Mr. Heiner tendered his resignation as a member of the Board in accordance with the director resignation policy set forth in Section 3.4 of the Company’s Bylaws. The Board did not accept Mr. Heiner’s resignation when it was received but initiated the process mandated by Section 3.2 of the Bylaws to decide whether to accept his resignation.
Pursuant to the requirements of Section 3.2 of the Bylaws, the Nominating and Governance Committee (the “Nominating Committee”) considered Mr. Heiner’s retention as a member of the Board. Among other factors, the Nominating Committee considered Mr. Heiner’s years of services, his pre-2017 record of attendance at Board and Board committee meetings, his attendance at and participation in other Company meetings and events, his expertise in the wireless industry and the reason he was not able to attend two Board meetings in 2017: the time demands associated with the sale of his T-Mobile distribution business. The Nominating Committee also considered input from stockholder outreach efforts regarding the “withhold” recommendation of Institutional Shareholder Services and Glass-Lewis concerning Mr. Heiner’s re-election, the percentage of stockholders who withheld votes for Mr. Heiner at the 2018 annual meeting of stockholders, input from professional advisors and the availability of potential directors with expertise comparable to Mr. Heiner’s. Following extensive deliberations, the Nominating Committee unanimously voted to recommend that the Board accept Mr. Heiner’s resignation.
In its regularly scheduled meeting on July 27, 2018, the Board considered all of the materials which were reviewed by the Nominating Committee in connection with its review of Mr. Heiner's resignation, meeting and the recommendation of the Nominating Committee to accept Mr. Heiner’s resignation. Following its deliberations, the Board unanimously accepted Mr. Heiner’s resignation as a director of the Company.
Mr. Heiner did not participate in the discussions or deliberations of the Nominating Committee or the Board regarding his resignation from the Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
The following are filed as Exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated July 30, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG INC

Dated: July 30, 2018	/s/ BRADLEY J. HOLIDAY
Bradley J. Holiday
Chief Financial Officer
(Principal financial officer)